EXHIBIT 1.7


I CERTIFY THIS IS A COPY OF A       FORM 19
    DOCUMENT FILED ON
                                 (Section 348)
MAY 16, 2003
                                   COMPANY ACT
"S/S JS POWELL"
     John S. Powell
 REGISTRAR OF COMPANIES        SPECIAL RESOLUTION
 PROVINCE OF BRITISH COLUMBIA

                                                       Certificate of
                                                       Incorporation No.  219019

The following special resolution was passed by the company referred to below on the date stated:

Company:                   PARKSIDE 2000 RESOURCES CORP.

Date resolution passed:    APRIL 30, 2003

                                 CHANGE OF NAME

         UPON MOTION DULY MADE IT WAS RESOLVED, AS A SPECIAL RESOLUTION, that:

1. The Memorandum of the Company be altered by changing the name of the company from "Parkside 2000 Resources Corp." TO "Amador Gold Corp.", or such other name as may be approved by the TSX Venture Exchange and the Registrar of Companies.

2. The Memorandum of the Company be in the form of Schedule "A" attached hereto so that the Memorandum of the Company as altered shall at the time of filing comply with the COMPANY ACT (British Columbia)."


Certified a true copy the 8 day of May, 2003.




"S/S RUPERT L. BULLOCK"
-----------------------
Rupert L. Bullock,
President/Director

Form 19


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                                  SCHEDULE "A"

                                     FORM 1

                                   (SECTION 5)

                                   COMPANY ACT


                               ALTERED MEMORANDUM

            (AS ALTERED BY SPECIAL RESOLUTION PASSED: APRIL 30, 2003)


We wish to be formed into a company with limited liability under the COMPANY ACT in pursuance of this Memorandum.

1.       The name of the Company is AMADOR GOLD CORP.

2. The authorized capital of the Company consists of 100,000,000 shares without par value.